SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


            Date of Report (date of earliest event reported): February 18, 2010


                       DIGITAL DEVELOPMENT PARTNERS, INC.
                     --------------------------------------
             (Exact name of Registrant as specified in its charter)


      Nevada                        000-52828                    98-0521119
--------------------------       ------------------         -------------------
(State or other jurisdiction    (Commission File No.)         (IRS Employer
of incorporation)                                           Identification No.)


                         17800 Castleton St., Suite 300
                           City of Industry, CA 91748
                -------------------------------------------------
          (Address of principal executive offices, including Zip Code)


 Registrant's telephone number, including area code: (626) 581-0388


                          58 1/2 North Lexington Avenue
                               Asheville, NC 28801
                -------------------------------------------------
          (Former name or former address if changed since last report)

Item 1.01.    Entry into a Material Definitive Agreement.

      On August 3, 2009, the Company acquired all the outstanding shares of 4gDeals, Inc. for 15,495,000 shares of the Company's common stock. In connection with the acquisition, Isaac Roberts was appointed the Company's President and a director and Ravikumar Nandagopalan was appointed the Company's Secretary, Treasurer and a director.

      On December 18, 2009 James McMahon was appointed the Company's Chief Operating Officer and a director.

      On December 18, 2009 4gDeal's articles of incorporation were amended to change the name of 4gDeals to YuDeal, Inc.

      YuDeal is developing a software based network which will allow restaurants, merchants and service providers to send text messages to customers advising the customer of discounts or other promotional offers. Through YuDeal's network, the customer will be able to accept or counter the restaurant, merchant or service provider's offer until the restaurant, merchant or service provider agree on a new discount or promotional offer. The text message containing the agreed upon discount or promotional offer will contain a code that will allow the customer to obtain the discount or promotional offer. Establishments using this network will be able to notify customers rapidly of discounts and promotional offers and will avoid the time and cost of publishing the discount or promotional offer in newspapers, or other traditional forms of media including the internet.

      In February 2010 the Company determined that its existing capital structure would impair its ability to raise the capital required to further the development of YuDeal's network. Accordingly, the Company adopted a reorganization plan which:

     o involved the distribution of its shares in YuDeal to the Company's shareholders; and

     o the acquisition of new line of technology which has the prospect of being the core of a commercially viable business.

      Consistent with its reorganization plan, on February 18, 2010 the Company's directors approved an agreement between the Company and EFT Biotech Holdings, Inc. ("EFT"), whereby EFT agreed to assign its worldwide distribution and servicing rights to a product known as the "EFT-Phone" in exchange for 79,265,000 shares of the Company's common stock.

      Aside from its "EFT-Phone", EFT distributes 25 nutritional products, 18 personal care products, an environmentally friendly automotive product, an environmentally friendly house cleaner and a portable drinking container which contains a filter to remove impurities.

      EFT markets its products through a direct sales organization. Once a customer of EFT's makes a minimum purchase of $300 (plus $30 for shipping and handling fees), the customer becomes an "Affiliate". As of February 15, 2010, EFT had approximately 980,000 Affiliates, a majority of which are located in China and Hong Kong.

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

      EFT's common stock trades on the OTC Pink Sheets under the ticker symbol "EFTB."

      The EFT-Phone consists of a cell phone which uses the Microsoft Operating System. The phone will be manufactured by Noble Oriental Technology Co., Ltd. The EFT-Phone has an application that will allow EFT's affiliate base to access all of their back office sites including their Funds Management Account where the affiliate will be able to deposit, withdraw and transfer money to another EFT account or to another EFT Affiliate at no cost for the transfer. The EFT-Phone will have educational applications and PowerPoint presentation capability for recruiting and training new Affiliates anywhere in the world.

      The worldwide distribution and servicing rights to the EFT-Phone include the right to sell the EFT-Phone to EFT's affiliates and others. Servicing includes the collection of service fees for all EFT-Phones worldwide, including monthly fees, usage fees, as well as call forwarding, call waiting, text messaging and video fees. The Company also acquired the rights to distribute all EFT-Phone accessories.

      In connection with the agreement between the Company and EFT:

     o    Isaac Roberts resigned as the Company's President and a director;

     o Ravikumar Nandagopalan resigned as the Company's Secretary, Treasurer and a director;

     o James McMahon resigned as the Company's Chief Operating Officer and a director; and

     o    Jack Jie Qin was appointed as the Company's sole director.

      Mr. Qin (age 49) has been EFT BioTech Holding, Inc. President, Chief Executive Officer and the Chairman of its Board of Directors since November 2007. Since 2002, Mr. Qin has been the President of EFT Inc. From July 1998 to December 2002, Mr. Qin was the President of eFastTeam International, Inc. located in Los Angeles, California. Between June 1992 and December 1997 Mr. Qin was the President of LA Import & Export Company, also located in Los Angeles, California. In May 1991, Mr. Qin earned an MBA degree from Emporia State University. In May 1982, Mr. Qin graduated from Jiangxi Engineering Institute in Nanchang, China with a major in Mechanical Engineering.

      The compensation the Company plans to pay Mr. Qin and the time he plans to devote to the Company's business has not yet been determined.

      As part of its reorganization plan, the Company:

     o assigned its option to purchase TopFloor Studios LLC to YuDeal in exchange for 2,480,066 shares of YuDeal's common stock, and

     o the following persons exchanged all of their shares of the Company's common stock for shares of YuDeal's common stock:

                                       Shares of         Shares of YuDeal's
                                       Company's       common stock received
                                      common stock     in exchange for shares
                                      exchanged for      of the Company's
       Name                         shares of YuDeal        common stock
       ----                         ----------------    ----------------------

       Isaac Roberts                   16,295,925           1,629,593
       Ravikumar Nandagopalan           3,499,125             349,913
       Christopher Killen                 199,950              19,995
       Ty Hallock                         100,000              10,000


      Following the transactions described above, the Company owned 670,565 shares of YuDeal. These 670,565 shares will be distributed to the Company's shareholders, with the exception of EFT which will not participate in the distribution, on the basis of one share of YuDeal for every ten outstanding shares of the Company's common stock owned. YuDeal plans to sell shares of its capital stock to fund its operations. Accordingly, the 670,565 shares of YuDeal which will be distributed to the Company's shareholders are expected to represent less than 10% of YuDeal's outstanding shares.


Item 2.01.        Completion of Acquisition or Disposition of Assets.

      See Item 1.01.


Item 3.02.        Unregistered Sales of Equity Securities.

      See Item 1.01.

      The Company relied upon the exemption provided by Section 4(2) of the Securities Act of 1933 with respect to the issuance of the securities described in Item 1.01. EFT was a sophisticated investor and was provided full information regarding the Company. There was no general solicitation in connection with the issuance of the Company's common stock to EFT. EFT acquired the Company's shares for its own account. The certificate representing shares of common stock to be issued to EFT will bear a restricted legend providing that the shares cannot be sold except pursuant to an effective registration statement or an exemption from registration.


Item 5.01.        Changes in Control of Registrant.

      See Item 1.01.


Item 5.02. Departure  of  Directors  or  Certain  Officers;   Election  of
           Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

      See Item 1.01.











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


                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  February 23, 2010

                                 DIGITAL DEVELOPMENT PARTNERS, INC.



                                 By:  /s/ Jack Jie Qin
                                      ----------------------------------
                                      Jack Jie Qin, President